Exhibit 10.5

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (“Agreement”), dated as of [•], by and between DeepGreenX Group Inc., a corporation incorporated under the Canada Business Corporations Act (the “Corporation”) with a principal mailing address at 22 Vanderbilt Ave, Suite 7A, New York, NY 10017, and [Name of Director/Officer] (“Indemnitee”).

WHEREAS, it is essential that the Corporation and its subsidiaries retain as directors and officers the most capable persons available;

WHEREAS, Indemnitee is currently serving, or is expected to serve, on the board of directors and/or as an officer of the Corporation or a subsidiary of the Corporation;

WHEREAS, both the Corporation and Indemnitee recognize the increased risk of corporate litigation and other claims being asserted against directors and officers;

WHEREAS, the Corporation desires to attract and retain qualified individuals to serve on its board of directors and as executive officers of the Corporation, and Indemnitee has agreed to serve as a director and/or officer of the Corporation, in part, based on the Corporation’s express assurance that adequate protections will be in place against personal liability; and

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability and to provide Indemnitee with specific contractual assurance that such protection will be available (regardless of, among other things, any amendment to or revocation of the Corporation’s governing documents, any change in the composition of the Corporation’s board of directors, or any acquisition transaction involving the Corporation), the Corporation wishes to enter into this Agreement to provide for the indemnification of, and advancement of expenses to, Indemnitee to the fullest extent permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, to provide for continued coverage of Indemnitee under the Corporation’s directors’ and officers’ liability insurance policies; and

WHEREAS, Section 124 of the Canada Business Corporations Act permits a corporation to indemnify directors and officers subject to the terms and limitations set out therein.

NOW, THEREFORE, in consideration of the foregoing and Indemnitee’s agreement to provide, or continue to provide, services to the Corporation, the Corporation and Indemnitee hereby agree as set forth below:

Section 1. Certain Definitions.

1.1 “CBCA” means the Canada Business Corporations Act, R.S.C., 1985, c. C-44, as amended from time to time, and the regulations made thereunder.

1.2 “Change in Control” shall be deemed to have occurred if: (i) any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the total voting power represented by the Corporation’s then outstanding Voting Securities; (ii) during any period of two consecutive years (but not including any period before the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of the Corporation and any new director whose election by the Board of Directors or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the stockholders of the Corporation approve an amalgamation, arrangement, reorganization, merger or consolidation of the Corporation with any other corporation, other than an amalgamation, arrangement, reorganization, merger or consolidation which would result in the Voting Securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the resulting or surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Corporation or such resulting or surviving entity outstanding immediately after such amalgamation, arrangement, reorganization, merger or consolidation; or (iv) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or an agreement for the sale or disposition by the Corporation of (in one transaction or a series of transactions) all or substantially all of the Corporation’s assets.

1.3 “Claim” means any actual, threatened, pending or completed action, suit, proceeding, arbitration, alternate dispute resolution mechanism, hearing, inquiry or investigation (whether civil, criminal, administrative, (formal or informal) or investigative, whether instituted by or in the right of the Corporation, any subsidiary of the Corporation or any other party) that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding, arbitration or alternate dispute resolution mechanism (whether civil, criminal, administrative (formal or informal) or investigative) arising from or in connection with the fact that Indemnitee, or a person for whom Indemnitee is the legal representative, is or was a director or officer of the Corporation or any subsidiary of the Corporation, or is or was serving at the request of the Corporation or any subsidiary of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, employee benefit plan, trust or other enterprise.

1.4  “Corporation” means DeepGreenX Group Inc., a corporation incorporated under the CBCA, and any other corporation absorbed in an amalgamation, arrangement, reorganization, consolidation or merger to which the Corporation (or any of its wholly owned subsidiaries) is a part, provided that, such other corporation, if its separate existence had continued, would have had the power and authority to indemnify its indemnitees, so that if Indemnitee is or was an indemnitee of such other corporation, or is or was serving at the request of such other corporation as an indemnitee of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such other corporation if its separate existence had continued.

1.5 “Expenses” include reasonable attorney’s fees and all other costs, expenses and obligations actually and reasonably incurred by the Indemnitee in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, to be a witness in or to participate in, any proceeding pursuant to any Claim.

1.6 “Independent Legal Counsel” means an attorney or firm of attorneys, selected in accordance with the provisions of Section 3, who shall not have otherwise performed services for the Corporation, any subsidiary of the Corporation or Indemnitee within the last three (3) years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

1.7 “Reviewing Party” means: (i) a majority of directors of the Corporation who are not parties to the action, even though less than a quorum; (ii) a committee of such directors designated by majority vote of such directors, even though less than a quorum; (iii) if there are no such directors, or if such directors so direct, Independent Legal Counsel; or (iv) if the directors are unable to appoint Independent Legal Counsel, the stockholders.

1.8 “Voting Securities” means any securities which vote generally in the election of directors.

Section 2. Indemnification.

2.1 In General. In connection with any Claim relating to events occurring after the date hereof the Corporation shall indemnify and advance Expenses to Indemnitee as provided in this Agreement and to the fullest extent permitted by the CBCA. No indemnity shall be provided in respect of any liability incurred by the Indemnitee if the Indemnitee did not act honestly and in good faith with a view to the best interests of the Corporation (or, as the case may be, to the best interests of the other entity for which the Indemnitee acted as the director or officer or in a similar capacity at the Corporation’s request), or, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, if the Indemnitee did not have reasonable grounds for believing that their conduct was lawful.

2.2 Claims Other Than Claims by or in the Right of the Corporation or Any Subsidiary of the Corporation. In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in any proceeding pursuant to any Claim, other than a Claim by or in the right of the Corporation or any subsidiary of the Corporation, the Corporation shall, subject to Sections 2.5 and 2.6, indemnify Indemnitee against any and all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim; provided, however, that Indemnitee shall not be entitled to indemnification pursuant to this Section 2.2 in connection with conduct finally adjudged as constituting acts or omissions not in good faith or which involved a knowing violation of the law or otherwise does not fulfill the conditions set out in subsection 124(3) of the CBCA.

2.3 Proceedings by or in the right of the Corporation or Any Subsidiary of the Corporation. In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in any proceeding pursuant to any Claim brought by or in the right of the Corporation or any subsidiary of the Corporation to procure a judgment in its favor, the Corporation shall, subject to Sections 2.5 and 2.6 and upon the approval of a court of competent jurisdiction, indemnify Indemnitee against any and all Expenses (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses) of such Claim. Notwithstanding the foregoing, no such indemnification shall be made in respect of any Claim, issue or matter as to which Indemnitee shall have been finally adjudged to be liable to the Corporation or any subsidiary of the Corporation (unless and only to the extent that the court in which such Claim was brought (or any other court exercising jurisdiction over the matter) shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses which such court shall deem proper.)

2.4 Payment of Indemnification; Advancement of Expenses. Subject to Sections 2.5 and 2.6, the Corporation shall indemnify Indemnitee as soon as practicable, but in any event no later than thirty (30) calendar days after written demand is presented to the Corporation. If so requested by Indemnitee, the Corporation shall advance (within thirty (30) calendar days of such request) any and all Expenses to Indemnitee (an “Expense Advance”); provided, however, that the payment of Expenses incurred by Indemnitee in advance of the final disposition of the Claim will be made only upon receipt by the Corporation of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Agreement or otherwise. The Indemnitee shall repay any amounts advanced if the Indemnitee does not fulfill the conditions set out in subsection 124(3) of the CBCA.

2.5 Indemnitee Not Entitled to Indemnification. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim (or part thereof) initiated by the Indemnitee unless the Board of Directors has authorized or consented to the initiation of such Claim (or part thereof).

2.6 Determination of Entitlement. Notwithstanding anything in this Agreement to the contrary, (i) the obligations of the Corporation under this Section 2 shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 3 is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Corporation to make an Expense Advance pursuant to Section 2.4 shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Corporation shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Corporation) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Corporation for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Corporation’s Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3. If there has been no determination by the Reviewing Party within sixty (60) days after written demand for indemnification made under Section 2.4 or if the Reviewing Party determines that Indemnitee would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the Province of Ontario having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Corporation hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Corporation and Indemnitee.

Section 3. Change in Control.

If there is a Change in Control of the Corporation (other than a Change in Control which has been approved by a majority of the Corporation’s Board of Directors who were directors immediately prior to such Change in Control), then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement, the Corporation shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Corporation (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Corporation and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law and the Corporation agrees to abide by such opinion. The Corporation shall pay the reasonable fees of the Independent Legal Counsel referred to above and fully indemnify such counsel against any and all expenses (including reasonable attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Notwithstanding any other provision of this Agreement, the Corporation shall not be required to pay Expenses of more than one Independent Legal Counsel in connection with all matters concerning a single Indemnitee, and such Independent Legal Counsel shall be the Independent Legal Counsel for any or all other Indemnitees unless (i) the Corporation otherwise determines or (ii) any Indemnitee shall provide a written statement setting forth in detail a reasonable objection to such Independent Legal Counsel representing other indemnitees under agreements similar to this Agreement.

Section 4. Partial Indemnity.

If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of the Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

Section 5. No Imputation.

The knowledge or actions, or failure to act, of any director, officer, agent or employee of the Corporation or the Corporation itself shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 6. Burden of Proof.

In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Corporation to establish that Indemnitee is not so entitled.

Section 7. No Presumptions.

For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

Section 8. Scope.

Notwithstanding any other provision of this Agreement, the Corporation hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Corporation’s articles, the Corporation’s by-laws (as now or hereafter in effect) or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a federal Canada corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, such changes shall be deemed to be within the purview of Indemnitee’s rights and the Corporation’s obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a federal Canada corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

Section 9. Nonexclusivity.

The right of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Corporation’s articles, the Corporation’s by-laws, any agreement, any vote of stockholders or disinterested members of the Corporation’s Board of Directors, the federal laws of Canada or otherwise.

Section 10. Insurance.

10.1 D&O Insurance. The Corporation shall obtain and maintain directors’ and officers’ liability insurance (“D&O Insurance”) as soon as reasonably practicable following the date hereof, on commercially reasonable terms, providing coverage for Indemnitee in such amounts and with such scope as is customary for similarly situated public companies listed on the New York Stock Exchange. The D&O Insurance will protect the Indemnitee with respect to any Claim and against all liability, loss suffered, and Expenses (including reasonable attorney’s fees) reasonably incurred by Indemnitee at the Corporation’s expense, and shall include:

(a)	Retroactive coverage effective as of the date Indemnitee first began serving as a director and/or officer of the Corporation, regardless of when the policy is actually obtained;

(b)	Continuous coverage for Indemnitee during the term of Indemnitee’s service as a director and/or officer of the Corporation and for a period of at least three (3) years following the earliest of:

(i)	the expiration of Indemnitee’s term,

(ii)	Indemnitee’s resignation, retirement, removal, or death,

(iii)	a Change of Control (as defined in this Agreement).

Notwithstanding the foregoing, this Agreement shall not be construed as a waiver of any rights the Indemnitee may have under any insurance policy maintained by the Corporation.

10.2 Change of Control. In the event of a Change of Control or the Corporation’s insolvency (including bankruptcy, receivership, or similar proceeding), the Corporation shall take all reasonable steps to purchase or maintain tail coverage for Indemnitee for a period of not less than three (3) years thereafter, with coverage limits and terms no less favorable than those in effect immediately prior to such event.

10.3 Non-Cancellability. The Corporation shall ensure that such insurance is non-cancellable with respect to Indemnitee for the duration of the applicable policy or tail period, and that Indemnitee is named as an insured under such policies for acts or omissions in Indemnitee’s capacity as a director and/or officer of the Corporation.

Section 11. Attorneys’ Fees.

In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Corporation to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee with respect to such action, regardless of whether Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless as a part of such action a court of competent jurisdiction over such action determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of the Corporation under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee in defense of such action (including costs and Expenses incurred with respect to Indemnitee’s counterclaims and cross-claims made in such action), and shall be entitled to the Expense Advances with respect to such action.

Section 12. Amendments and Waivers.

No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 13. Subrogation.

In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 14. No Duplication of Payments.

The Corporation shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, the Corporation’s articles or by-laws, or otherwise) of the amounts otherwise indemnifiable hereunder.

Section 15. No Employment Rights.

Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment by the Corporation or any of its subsidiaries or affiliated entities.

Section 16. Corporation Position.

The Corporation shall be precluded from asserting, in any proceeding brought for purposes of establishing, enforcing or interpreting any right to indemnification under this Agreement, that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Corporation is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

Section 17. Successors and Assigns; Binding Effect.

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, amalgamation, arrangement, reorganization, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Corporation), spouses, heirs, executors and personal and legal representatives. The Corporation shall require and cause any successor (whether direct or indirect, and whether by purchase, amalgamation, arrangement, reorganization, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Corporation, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an executive officer or director of the Corporation or of any other enterprise at the Corporation’s request.

Section 18. Severability.

Nothing in this Agreement is intended to require or shall be construed as requiring the Corporation to do or fail to do any act in violation of applicable law. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 19. Counterparts.

This Agreement may be executed in one or more counterparts for the convenience of the parties hereto, all of which together will constitute one and the same instrument.

Section 20. Notice.

All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and signed for by the party addressed, on the date of such delivery, or (ii) if mailed by certified or registered mail with return receipt requested and postage prepaid, on the fifth (5th) business day following the date of mailing. Addresses for notice to either party are as shown in the first paragraph or on the signature page of this Agreement, or as subsequently modified by written notice. In all cases, a copy of such notice shall also be sent by electronic mail to the receiving party at the email address set forth on the signature page hereto (or as updated by written notice). Email transmission of a copy shall not, by itself, constitute valid notice.

Section 21. Consent to Jurisdiction.

The Corporation and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the Province of Ontario for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement.

Section 22. Governing Law.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

[Signature Page Follows]

INTENDING TO BE BOUND, the parties hereto have executed this Agreement as of the date first above written.

DeepGreenX Group Inc.:

By:
Name:
Title:
Email:

INDEMNITEE:

By:
Name:
Email:
Phone:
Address: